Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES CHANGE OF CHIEF FINANCIAL OFFICER

Houma, Louisiana

April 2, 2018

FOR IMMEDIATE RELEASE – SEACOR Marine Holdings Inc. (NYSE:SMHI) announced today that Matthew R. Cenac has stepped down as Executive Vice President and Chief Financial Officer, effective as of April 1, 2018. Mr. Cenac joined SEACOR Marine as Executive Vice President and Chief Financial Officer in June of 2017, and has played a key role in the Company’s transition following its spin-off from SEACOR Holdings Inc. Mr. Cenac will provide consulting services to the Company for a period of six months following his departure in order to assist the Company with the transition of his duties.

With Mr. Cenac’s departure, the Company announced today the appointment of Jesús Llorca as Executive Vice President and Chief Financial Officer, effective as of April 2, 2018. Mr. Llorca has served as the Company’s Executive Vice President of Corporate Development since June 1, 2017 and served as a Vice President of SEACOR Holdings, Inc. from May 2007 to May 2017. Mr. Llorca has over 17 years of industry experience and possesses critical knowledge of the Company’s operations, finances and strategies, as well as a deep understanding of its business segments.

The Company also expects to announce the appointment of a new principal accounting officer over the coming weeks. This individual is expected to work closely with Mr. Llorca in overseeing the Company’s finance operations.

Commenting on today’s announcement, Mr. John Gellert, Chief Executive Officer, said, “On behalf of the entire organization, I thank Matt for the significant time and effort he expended as the Company transitioned following its spin-off from SEACOR Holdings, and for his many years of service with the SEACOR organization. We appreciate the leadership and dedication he exhibited during this time and wish him every success in the future.

We are pleased to have Jesús transition to the Chief Financial Officer position. Over the last 10 years, Jesús has been an integral part of all aspects of our business. Most recently, Jesús led the successful closing of the Falcon Global transaction and was a key member of the team developing our plans for participating in the offshore windfarm industry in the U.S., culminating in our announcement last week of a cooperation agreement with Fred. Olsen Windcarrier. I look forward to actively pursuing the Company’s long-term strategy with him and his team and building upon the positive momentum of the Company.

We believe that our executive leadership team, which we expect to soon be enhanced with the appointment of an experienced, highly qualified principal accounting officer, is well-positioned for future success, and I look forward to the continued evolution of our organization.”

Forward Looking Statements

Certain statements discussed in this release as well as in other reports, materials and oral statements that SEACOR Marine releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies, an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums, weakening demand for SEACOR Marine’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, increased government legislation and regulation of SEACOR Marine’s businesses could increase cost of operations, increased competition if the Jones Act and related regulations are repealed, liability, legal fees and costs in connection with the provision of emergency response services, such as the response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for SEACOR Marine’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes to the status of applicable trade treaties including as a result of the U.K.’s impending exit from the European Union, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence on several key customers, consolidation of SEACOR Marine’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Jones Act and related regulations on the amount of foreign ownership of SEACOR Marine’s Common Stock, operational risks, effects of adverse weather conditions and seasonality, adequacy of insurance coverage, the ability of the Company to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the attraction and retention of qualified personnel by SEACOR Marine, and various other matters and factors, many of which are beyond SEACOR Marines control as well as those discussed in Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K and other reports filed by SEACOR Marine with the SEC. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties and investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. SEACOR Marine disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in SEACOR Marine’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures SEACOR Marine makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (if any). These statements constitute SEACOR Marine’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

About SEACOR Marine

SEACOR Marine provides global marine and support transportation services to offshore oil and gas exploration, development and production facilities worldwide. SEACOR Marine currently operates a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provides construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

SEACOR Marine Holdings Inc.
Erica Bartsch, 212-446-1875
ebartsch@seacormarine.com